Exhibit 99.1

Zoned Properties Announces First Quarter 2026 Financial Results

SCOTTSDALE, Ariz., May 15, 2026 /AccessWire/ -- Zoned Properties®, Inc. (“Zoned Properties” or the “Company”) (OTCQB: ZDPY), a technology-driven property investment company for emerging and highly regulated industries, including legalized cannabis, today announced its financial results for the three months ended March 31, 2026.

Selected Financial Highlights for the Three Months Ended March 31, 2026:

●	Total revenues were $1,172,436 for the quarter ended March 31, 2026, compared to total revenues of $974,552 for the quarter ended March 31, 2025, an increase of 20.3%.

●	Operating expenses were $1,045,868 for the quarter ended March 31, 2026, compared to $545,781 for the quarter ended March 31, 2025, an increase of 91.6%.

●	Income from operations was $126,568 for the quarter ended March 31, 2026, compared to income from operations of $428,771 for the quarter ended March 31, 2025, a decrease of 70.5%.

●	The Company reported a net loss of $54,660 or $0.00 per fully diluted share, for the quarter ended March 31, 2026, as compared to a net income of $145,858, or $0.01 per fully diluted share, for the quarter ended March 31, 2025, a decrease from a net income to a net loss of 137.5%.

●	Cash provided by operating activities was $1,630,287 for the quarter ended March 31, 2026, compared to $330,632 for the quarter ended March 31, 2025, an increase of 393.1%.

●	The Company had cash on hand of $2,500,758 as of March 31, 2026, compared to cash on hand of $837,767 as of December 31, 2025.

About Zoned Properties, Inc. (OTCQB: ZDPY):

Zoned Properties Inc. (“Zoned Properties” or the “Company”) (OTCQB: ZDPY) is a technology-driven property investment company focused on acquiring value-add real estate within the regulated cannabis industry in the United States.

Headquartered in Scottsdale, Arizona, Zoned Properties has developed a national ecosystem of real estate services to support its real estate development model, including a commercial real estate brokerage and a real estate advisory practice. With a decade of national experience and a team of experts devoted to the emerging cannabis industry, Zoned Properties addresses the specific needs of a modern market in highly regulated industries. The Company targets commercial properties that face unique zoning or development challenges, identifies solutions that can potentially have a major impact on their commercial value, and then works to acquire the properties while securing long-term, absolute-net leases.

Zoned Properties targets commercial properties that can be acquired and rezoned for specific purposes, including the regulated and legalized cannabis industry. It does not grow, harvest, sell or distribute cannabis or any substances regulated under United States law such as the Controlled Substance Act of 1970, as amended. For more information, call 877-360-8839 or visit www.ZonedProperties.com.

X: @ZonedProperties

LinkedIn: @ZonedProperties

Safe Harbor Statement

This press release contains forward-looking statements. All statements other than statements of historical facts included in this press release are forward-looking statements. In some cases, forward-looking statements can be identified by words such as "believe," "expect," "anticipate," "plan," "potential," "continue" or similar expressions. Such forward-looking statements include risks and uncertainties, and there are important factors that could cause actual results to differ materially from those expressed or implied by such forward-looking statements. These factors, risks and uncertainties are discussed in the Company's filings with the Securities and Exchange Commission. Investors should not place any undue reliance on forward-looking statements since they involve known and unknown, uncertainties and other factors which are, in some cases, beyond the Company's control which could, and likely will, materially affect actual results, levels of activity, performance or achievements. Any forward-looking statement reflects the Company's current views with respect to future events and is subject to these and other risks, uncertainties and assumptions relating to operations, results of operations, growth strategy and liquidity. The Company assumes no obligation to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.

Investor Relations

Zoned Properties, Inc.

Bryan McLaren

Tel (877) 360-8839

Investors@zonedproperties.com

www.zonedproperties.com